Exhibit 1.1

PRICING AGREEMENT

September 30, 2014

The Remarketing Agents listed on Schedule I

Ladies and Gentlemen:

Reference is made to the Remarketing Agreement, dated August 26, 2014 (the “Remarketing Agreement”), among MetLife, Inc., a Delaware corporation, Deutsche Bank Trust Company Americas, not individually but solely as Stock Purchase Contract Agent, and Deutsche Bank Securities Inc. (together with the institutions appointed as Remarketing Agents pursuant to Section 8 thereof, the “Remarketing Agents”) in connection with the remarketing of the securities specified in the Final Term Sheet set forth as Annex A hereto (the “Remarketed Securities”). Unless otherwise defined herein, terms defined in the Remarketing Agreement are used herein as therein defined.

Each of the provisions of the Remarketing Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement (this “Agreement”) to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the Applicable Time, the date of this Agreement and the Remarketing Settlement Date. Each reference to the Remarketing Agents herein and in the provisions of the Remarketing Agreement incorporated herein by reference shall be deemed to refer to you.

The Final Prospectus relating to the Remarketed Securities is now proposed to be filed with the Commission, in accordance with Section 3(a) of the Remarketing Agreement.

Subject to the terms and conditions set forth herein and in the Remarketing Agreement incorporated herein by reference, (A) the Company and the Remarketing Agents agree that: (i) final terms of the Remarketed Securities shall be as specified in the Final Term Sheet set forth as Annex A hereto; (ii) pursuant to Section 1(c) of the Remarketing Agreement, the Remarketing Fee for the First Tranche Series E Debt Securities shall be 25 basis points (0.25%) and the Remarketing Fee for the Second Tranche Series E Debt Securities shall be 87.5 basis points (0.875%) and (iii) the “Applicable Time” means 5:35 p.m. (Eastern Time) on September 30, 2014; and (B) the Remarketing Agents agree to remarket, severally and not jointly, the principal amount of Remarketed Securities set forth opposite their respective names as set forth on Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Remarketing Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Remarketing Agents and the Company.

Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Senior Vice President and Treasurer

[Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Managing Director

By:	/s/ Adam Raucher
	Name:	Adam Raucher
	Title:	Director

[Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

[Pricing Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

[Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
	Name:	Ryan Gilliam
	Title:	Vice President

[Pricing Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang
	Name:	Elsa Y. Wang
	Title:	Vice President

[Pricing Agreement]

Accepted as of the date hereof:

UBS SECURITIES LLC

By:	/s/ Thomas Curran
	Name:	Thomas Curran
	Title:	Managing Director

By:	/s/ Demetrios Tsapralis
	Name:	Demetrios Tsapralis
	Title:	Executive Director

[Pricing Agreement]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Pricing Agreement]

Accepted as of the date hereof:

ANZ SECURITIES, INC.

By:	/s/ Charles Lachman
	Name:	Charles Lachman
	Title:	President

[Pricing Agreement]

Accepted as of the date hereof:

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director

[Pricing Agreement]

Accepted as of the date hereof:

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Nicholas Leopard
	Name:	Nicholas Leopard
	Title:	Managing Director

[Pricing Agreement]

Accepted as of the date hereof:

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Brian Cogliandro
	Name:	Brian Cogliandro
	Title:	Syndicate Managing Director

[Pricing Agreement]

Accepted as of the date hereof:

nabSecurities, LLC

By:	/s/ Akbar Shah
	Name:	Akbar Shah
	Title:	Vice President

[Pricing Agreement]

Accepted as of the date hereof:

MFR SECURITIES, INC.

By:	/s/ George M. Ramirez
	Name:	George M. Ramirez
	Title:	President and CEO

[Pricing Agreement]

Accepted as of the date hereof:

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Robert W. Hong
	Name:	Robert W. Hong
	Title:	Managing Director

[Pricing Agreement]

Accepted as of the date hereof:

THE WILLIAMS CAPITAL GROUP, L.P.

By:	/s/ Jonathan Levin
	Name:	Jonathan Levin
	Title:	Principal

[Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

	Principal Amount of Remarketed Securities
Remarketing Agents	First Tranche Series E Debt Securities	Second Tranche Series E Debt Securities
Deutsche Bank Securities Inc.	$135,532,000	$135,532,000
Citigroup Global Markets Inc.	71,100,000	71,100,000
Goldman, Sachs & Co.	71,100,000	71,100,000
Credit Suisse Securities (USA) LLC	44,438,000	44,438,000
HSBC Securities (USA) Inc.	44,438,000	44,438,000
UBS Securities LLC	44,438,000	44,438,000
Wells Fargo Securities, LLC	44,438,000	44,438,000
ANZ Securities, Inc.	7,088,000	7,088,000
BNY Mellon Capital Markets, LLC	7,088,000	7,088,000
Credit Agricole Securities (USA) Inc.	7,088,000	7,088,000
Mitsubishi UFJ Securities (USA), Inc.	7,088,000	7,088,000
nabSecurities, LLC	7,088,000	7,088,000
MFR Securities, Inc.	3,000,000	3,000,000
Samuel A. Ramirez & Company, Inc.	3,000,000	3,000,000
The Williams Capital Group, L.P.	3,000,000	3,000,000

Total	$499,924,000	$499,924,000

ANNEX A

TO PRICING AGREEMENT

MetLife, Inc.

Final Term Sheet

$499,924,000 1.903% Series E Senior Component Debentures, Tranche 1

$499,924,000 4.721% Series E Senior Component Debentures, Tranche 2

$499,924,000 1.903% Series E Senior Component Debentures, Tranche 1

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	1.903% Series E Senior Component Debentures, Tranche 1 (“First Tranche Series E Debentures”)

Aggregate Principal Amount:	$500,000,000

Remarketed Principal Amount:	$499,924,000

Maturity Date:	December 15, 2017[1] (“First Tranche Stated Maturity”)

Pricing Date:	September 30, 2014

Settlement Date:	October 7, 2014

Interest Rate and Interest
Payment Dates:

1.903% per annum from, and including, October 7, 2014. Interest on the First Tranche Series E Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2014.

On December 15, 2014, holders of record as of the close of business on December 1, 2014 of the First

[1]	The First Tranche Series E Debentures will have an initial maturity of June 15, 2018, which, effective October 8, 2014, will be adjusted to December 15, 2017.

Tranche Series E Debentures (whether or not such day is a Business Day) will be entitled to receive a payment of accrued and unpaid interest on the principal amount of the First Tranche Series E Debentures (i) at a rate of 2.463% per annum on the Original First Tranche Series E Debentures for the period from, and including, September 15, 2014 to, but excluding, October 7, 2014 and (ii) at a rate of 1.903% per annum on the First Tranche Series E Debentures for the period from, and including, October 7, 2014 to, but excluding, December 15, 2014.

First Interest Payment Date following the Remarketing:	December 15, 2014

Benchmark Treasury:	UST 1% due September 15, 2017

Spread to Benchmark Treasury:	T + 75 bps

Benchmark Treasury Price and Yield:	(99-27) 1.054%

Yield to Maturity:	1.804136785%

Ranking:	Senior Unsecured

Redemption:	The Issuer will not have the right to redeem any First Tranche Series E Debentures before October 8, 2016. On and after October 8, 2016, the First Tranche Series E Debentures will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in the preliminary prospectus supplement dated September 30, 2014. Notwithstanding the foregoing, the Issuer will not exercise its right to redeem any of the First Tranche Series E Debentures prior to the First Tranche Stated Maturity.

CUSIP / ISIN:	CUSIP: 59156R BK3

ISIN: US59156RBK32

Price to the Public:	100.4559% of the remarketed principal amount (of which 0.1506% of the remarketed principal amount represents accrued and unpaid interest on the Original First Tranche Series E Debentures for the period from, and including, September 15, 2014 to, but excluding, October 7, 2014)

Remarketing Fee to Remarketing Agents:	0.25%

Remarketing Agents:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., UBS Securities LLC, Wells Fargo Securities, LLC, ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., nabSecurities, LLC, MFR Securities, Inc., Samuel A. Ramirez & Company, Inc., The Williams Capital Group, L.P.

$499,924,000 4.721% Series E Senior Component Debentures, Tranche 2

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.721% Series E Senior Component Debentures, Tranche 2 (“Second Tranche Series E Debentures”)

Aggregate Principal Amount:	$500,000,000

Remarketed Principal Amount:	$499,924,000

Maturity Date:	December 15, 2044[2]

Pricing Date:	September 30, 2014

Settlement Date:	October 7, 2014

Interest Rate and Interest
Payment Dates:	4.721% per annum from, and including, October 7, 2014. Interest on the Second Tranche Series E

[2]	The Second Tranche Series E Debentures will have an initial maturity of June 15, 2045, which, effective October 8, 2014, will be adjusted to December 15, 2044.

Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2014.

On December 15, 2014, holders of record as of the close of business on December 1, 2014 of the Second Tranche Series E Debentures (whether or not such day is a Business Day) will be entitled to receive a payment of accrued and unpaid interest on the principal amount of the Second Tranche Series E Debentures (i) at a rate of 2.463% per annum on the Original Second Tranche Series E Debentures for the period from, and including, September 15, 2014 to, but excluding, October 7, 2014 and (ii) at a rate of 4.721% per annum on the Second Tranche Series E Debentures for the period from, and including, October 7, 2014 to, but excluding, December 15, 2014.

First Interest Payment Date following the Remarketing:	December 15, 2014

Benchmark Treasury:	UST 3.375% due May 15, 2044

Spread to Benchmark Treasury:	T + 145 bps

Benchmark Treasury Price and Yield:	(103-03) 3.212%

Yield to Maturity:	4.662915967%

Ranking:	Senior Unsecured

Redemption:	The Issuer will not have the right to redeem any Second Tranche Series E Debentures before October 8, 2016. On and after October 8, 2016, the Second Tranche Series E Debentures will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in the preliminary prospectus supplement dated September 30, 2014.

CUSIP / ISIN:	CUSIP: 59156R BL1

ISIN: US59156RBL15

Price to the Public:	101.0888% of the remarketed principal amount (of which 0.1506% of the remarketed principal amount represents accrued and unpaid interest on the Original Second Tranche Series E Debentures for the period from, and including, September 15, 2014 to, but excluding, October 7, 2014)

Remarketing Fee to Remarketing Agents:	0.875%

Remarketing Agents:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., UBS Securities LLC, Wells Fargo Securities, LLC, ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., nabSecurities, LLC, MFR Securities, Inc., Samuel A. Ramirez & Company, Inc., The Williams Capital Group, L.P.

All terms used and not otherwise defined in this term sheet have the respective meanings assigned to such terms in the preliminary prospectus supplement dated September 30, 2014.

The Issuer has filed a registration statement, including a prospectus, and preliminary prospectus supplement, with the SEC for the remarketing to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this remarketing. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any Remarketing Agent participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at (800) 503-4611, by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, by calling Credit Suisse

Securities (USA) LLC toll free at (800) 221-1037, by calling Goldman, Sachs & Co. toll free at (866) 471-2526, by calling HSBC Securities (USA) Inc. toll free at (866) 811-8049, by calling UBS Securities LLC toll free at (877) 827-6444, extension 561-3884, or by calling Wells Fargo Securities, LLC toll free at 1-800-326-5897.

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